Exhibit 10.2

Execution Version

AMENDED WARRANT

THIS AMENDED WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (AS FURTHER AMENDED OR OTHERWISE MODIFIED, THIS “WARRANT”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Warrant Certificate No.: 3

Third Amendment Date: March 7, 2017

Second Amendment Date: January 26, 2017

First Amendment Date: October 25, 2016

Issue Date: May 29, 2015

FOR VALUE RECEIVED, ALLIQUA BIOMEDICAL, INC., a Delaware corporation (the “Company”), hereby certifies that PERCEPTIVE CREDIT HOLDINGS, LP (the “Initial Holder”), as the assignee of Perceptive Credit Opportunities Fund, LP, is entitled to purchase from the Company 2,000,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Exercise Price (defined below), all subject to the terms, conditions and adjustments set forth below. Certain capitalized terms used herein are defined in Section 1 hereof.

WHEREAS, this Warrant was originally issued (as so originally issued, the “Initial Warrant”) pursuant to the terms of, and as a condition precedent to the making of the Loan under, the Credit Agreement and Guaranty, dated as of May 29, 2015 (as subsequently amended or otherwise modified, the “Credit Agreement”), among the Company, Perceptive Credit Holdings, LP and the guarantors parties thereto;

WHEREAS, in connection with, and as a condition precedent to the effectiveness of, certain amendments and other modifications to the Credit Agreement on or about October 25, 2016, the Initial Warrant was amended and otherwise modified in its entirety (as so amended and modified, the “First Amended Warrant” and, together with the Initial Warrant, the “Old Warrant”) as of such date (the “First Amendment Date”); and

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WHEREAS, in connection with, and as a condition precedent to the effectiveness of, the further amendment and other modification of the Credit Agreement as of January 26, 2017, the Old Warrant was amended and otherwise modified in its entirety on the Second Amendment Date; and.

WHEREAS, the Company and the Initial Holder wish to further amend and restate this Warrant as set forth herein.

NOW, THEREFORE, the Company and the Initial Holder each hereby agrees that, upon execution and delivery of this Warrant the Old Warrant shall be amended and restated in its entirety to read, as of the Third Amendment Date, as set forth herein.

Section 1.            Definitions. As used herein, capitalized terms have the meanings set forth below.

(a)         Certain Terms. The following terms will have the following meanings when used herein:

“Aggregate Exercise Price” means an amount equal to the product of (i) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (ii) the Exercise Price in effect as of the Exercise Date in accordance with the terms hereof.

“Board” means the board of directors (or equivalent) of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in New York City are authorized or obligated by law or executive order to close.

“Cash Payment” has the meaning set forth in Section 3(b)(i).

“Choice Acquisition Agreement” means that certain Agreement and Plan of Merger, dated May 5, 2014, by and among the Company, ALQA Merger Sub, Inc., and Choice Therapeutics, Inc.

“Chesapeake Contribution and Merger Agreement” means that certain Contribution Agreement and Plan of Merger, dated as of October 5, 2016, as subsequently amended or otherwise modified, among the Company, Alliqua Holdings, Inc., a wholly owned Subsidiary of the Company (“New Alliqua”), Chesapeake Merger Corp., a wholly owned subsidiary of Alliqua Holdings, Inc.(“Chesapeake Merger Corp”) and Soluble Systems, LLC.

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“Chesapeake Merger Corp” has the meaning provided within the definition of “Chesapeake Contribution and Merger Agreement”.

“Chesapeake Transaction” means the transactions contemplated pursuant to the Chesapeake Contribution and Merger Agreement, including (i) the proposed reorganization of the Company resulting from the merger of Chesapeake Merger Corp with and into the Company, (ii) the conversion of the Company’s Common Stock into common stock, par value $0.001 per share, of New Alliqua, and (iii) the contribution by Soluble Systems, LLC of substantially all of its assets to the surviving corporation of the above referenced merger.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (i) the number of shares of Common Stock actually outstanding at such time, plus (ii) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (iii) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Credit Agreement” has the meaning set forth in the recitals.

“Demand Registration” has the meaning set forth in the Registration Rights Addendum.

“Eligible Equity Sale” means the sale by either the Company or New Alliqua or any of their respective successors of its Common Stock or equivalent, whether pursuant to a public offering, private placement or otherwise, (i) to Persons that are not Affiliates of the Company or New Alliqua and (ii) that results in gross sale proceeds to the Company or New Alliqua of at least $2,000,000.

“Exchange Act” has the meaning provided in Section 3(i).

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“Excluded Issuances” means any issuance or sale (or deemed issuance or sale in accordance with Section 4(d) by the Company after the Issue Date of: (i) shares of Common Stock issued upon the exercise of the Warrant; (ii) shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the Board and the affirmative vote of the requisite number of the Company’s stockholders (subject to adjustment for reverse and forward stock splits and similar transactions); (iii) shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities issued and outstanding on February 2, 2015, provided that such Options or Convertible Securities have not been amended since the date of this Warrant to increase the number of shares of Common Stock or to decrease the exercise price, exchange price or conversion price of such securities; (iv) securities issued pursuant to the Merger Agreement or the Choice Acquisition Agreement; and (v) other shares of Common Stock to the extent (but only to the extent) that (x) such issuance or sale occurred on or before December 31, 2015, and (y) the proceeds of such sale or issuance, when taken together with all other such issuances and sales pursuant to this clause (v), do not result in gross selling proceeds to the Company in excess of $25,000,000.

“Exercise Date” means, for any given exercise of the Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Eastern Standard Time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” means, subject in each case to Section 4 below, an amount per share equal to $0.50.

“Fair Market Value” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. or a similar quotation system or association for such day (based on a Trading Day from 9:30 a.m. New York City time to 4:00 p.m. New York City time) or (ii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected jointly by the Initial Holder and the Company.

“First Amended Warrant” has the meaning set forth in the recitals.

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“First Amendment Date” has the meaning set forth in the recitals.

“Holder” has the meaning provided in the Registration Rights Addendum.

“Initial Holder” has the meaning set forth in the preamble.

“Initial Warrant” has the meaning set forth in the recitals.

“Issue Date” means the date set forth as such in the preamble hereto.

“Maximum Percentage” has the meaning set forth in Section 3(i).

“New Alliqua” has the meaning provided within the definition of “Chesapeake Contribution and Merger Agreement”.

“Old Warrant” has the meaning set forth in the recitals.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Piggyback Registration” has the meaning set forth in the Registration Rights Addendum.

“Purchase Rights” has the meaning set forth in Section 5.

“Registration Rights” has the meaning set forth in Section 6.

“Registration Rights Addendum” has the meaning set forth in Section 6.

“Second Amendment Date” has the meaning set forth in the recitals.

“Third Amendment Date” has the meaning set forth in the recitals.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or any over-the-counter market operated by OTC Markets Group Inc. (or any successors to any of the foregoing).

“VWAP” means, with respect to determining the Fair Market Value of any Common Stock (or equivalent) as of any day, the valuation method described in clause (i) of the definition of “Fair Market Value”.

“Warrant” has the meaning set forth in the preamble.

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“Warrant Register” has the meaning set forth in Section 12.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms hereof.

(b)         Credit Agreement Terms. Unless otherwise defined, capitalized terms used herein will have the meanings ascribed thereto in the Credit Agreement.

Section 2.            Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., Eastern Standard Time, on the fifth anniversary of the Second Amendment Date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

Section 3.            Exercise of Warrant.

(a)          Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)          surrender of this Warrant, subject to Section 3(e) to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii)         payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)          Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i)          by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in either case in the amount of such Aggregate Exercise Price (collectively, a “Cash Payment”);

(ii)         by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or

(iii)        any combination of the foregoing;

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provided that, any term or provision of this Section (b) to the contrary notwithstanding, with respect to any exercise of this Warrant, not less than one-half (1/2) of the Aggregate Exercise Price payable as a result of such exercise shall be in the form of a Cash Payment. In the event of any withholding of Warrant Shares pursuant to clause (ii) or (iii) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld multiplied by (y) the Fair Market Value per Warrant Share as of the Exercise Date.

(c)          Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 7 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)          Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the volume weighted average price of the Common Stock on the Exercise Date as reported by Bloomberg L.P.

(e)          Surrender of this Warrant. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date the final Exercise Agreement is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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(f)          Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i)          This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)         All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)        The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)        The Company shall cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(v)         The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant.

(g)          Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

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(h)          Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(i)          Limitations On Exercise. The Company shall not effect the exercise of this Warrant, and no holder of this Warrant (including the Initial Holder)  shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (1) the Company’s most recent Form 10-K, Form 10-Q or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm to the Holder the number of shares of Common Stock then outstanding.

Section 4.          Adjustment to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4.

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(a)          Adjustment to Exercise Price Upon Issuance of Common Stock. Except as provided in Section 4(b) and except in the case of an event described in either Section 4(d) or Section 4(e), if the Company shall, at any time or from time to time after the Issue Date, issue or sell, or in accordance with Section 4(d) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i)          the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (B) the aggregate consideration, if any, received (or to be received) by the Company upon such issuance or sale (or deemed issuance or sale); by

(ii)         the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or to be issued or sold or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

(b)          Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to any Excluded Issuance.

(c)          Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following shall be applicable:

(i)          Issuance of Options. If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4(c)(v)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 4(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 4(c)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

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(ii)         Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4(c)(v)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 4(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 4(c)(iii), (A) no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities and (B) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 4(c).

(iii)        Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 4(c)(i) or Section 4(c)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 4(c)(i) or Section 4(c)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 4(c)(i) or Section 4(c)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 4(c)(i) hereof or any Convertible Securities referred to in Section 4(c)(ii) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 4) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 4 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Exercise Price then in effect is reduced.

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(iv)        Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 4 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Exercise Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 4 to the Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v)         Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 4(d), any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) marketable securities, the amount of consideration shall be the Fair Market Value of such securities; (C) for consideration other than cash or marketable securities, the amount of the consideration other than cash or marketable securities received by the Company shall be the fair value of such consideration; (D) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (E) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. For purposes of this clause (v), the net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board and the Holder.

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(vi)        Record Date. For purposes of any adjustment to the Exercise Price or the number of Warrant Shares in accordance with this Section 4, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)       Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 4.

(viii)      Other Dividends and Distributions. Subject to the provisions of this Section 4(c), if the Company shall, at any time or from time to time after the Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in cash, securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock), or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of cash, securities of the Company, or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such cash, securities or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the Holder; provided, that no such provision shall be made if (i) the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such cash, securities or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event or (ii) an adjustment is made to this Warrant pursuant to Section 4(d).

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(d)          Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(d) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(e)          Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation, merger or similar transaction of the Company with or into one or more other Persons, (iv) sale of all or substantially all of the Company’s assets to one or more other Persons or (v) other similar transaction (other than any such transaction covered by Section 4(d)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of each successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(e), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(e) with respect to this Warrant.

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(f)          Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4(f) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4.

(g)          Certificate as to Adjustment.

(i)          As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)         As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(h)          Notices. In the event:

(i)          that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

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(ii)         of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii)        of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least five (5) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

Section 5.           Purchase Rights. In addition to any adjustments pursuant to Section 4 above, if at any time the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to (but shall not be obligated to) acquire, upon the same terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Anything herein to the contrary notwithstanding, the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance.

Section 6.           Registration Rights. The parties hereto agree that all Warrant Shares issued upon exercise of this Warrant are and shall be subject to, and shall have the benefit of, the registration rights (the “Registration Rights”) set forth in Addendum I hereto (the “Registration Rights Addendum”). The terms and provisions of the Registration Rights Addendum shall be binding upon the Company, the Holder and their respective successors, transferees and assigns, as if set forth in full within this Warrant. Notwithstanding the foregoing, no Holder shall be entitled to request any Demand Registration or Piggyback Registration unless such Holder, either individually or acting in concert with other Holders participating in such request, hold at least 25% of the number of Warrant Shares issuable upon exercise of this Warrant on the Issue Date.

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Section 7.           Transfer of Warrant. Subject to Section 6 above and the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

Section 8.           Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 4(c)(viii)), prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 9.           Replacement on Loss; Division and Combination.

(i)          Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

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(j)          Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

Section 10.         No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, through any shareholders, voting or similar agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

Section 11.         Compliance with the Securities Act.

(k)          Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

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(l)          Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i)          The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a present view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii)         The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)        The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

Section 12.         Warrant Register. The Company shall keep and properly maintain at its principal executive offices a register (the “Warrant Register”) for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

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Section 13.         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder or under the Registration Rights Addendum shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	ALLIQUA BIOMEDICAL INC. 1010 Stony Hill Road Yardley, PA 19067 E-mail: bposner@alliqua.com Attention: Brian Posner Chief Financial Officer

with a copy to:	Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, NY 10112 E-mail: rick.werner@haynesboone.com Attention: Rick A. Warner, Esq.

If to the Holder:	PERCEPTIVE CREDIT HOLDINGS, LP c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor New York, NY 10003 E-mail: Sandeep@perceptivelife.com Attention: Sandeep Dixit

with a copy to:	Morrison & Foerster LLP 250 West 55th Street New York, NY 10019 E-mail: mwojciechowski@mofo.com Attention: Mark S. Wojciechowski, Esq.

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Section 14.         Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant and the Registration Rights Addendum are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

Section 15.         Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant or the Registration Rights Addendum would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

Section 16.         Entire Agreement. This Warrant, together with the Credit Agreement and the Registration Rights Addendum, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant, the Credit Agreement and the Registration Rights Addendum, the statements in the body of this Warrant shall control.

Section 17.         Successor and Assigns. This Warrant, the Registration Rights Addendum and the rights evidenced hereby and thereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors, transferees and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

Section 18.         No Third-Party Beneficiaries. This Warrant and the Registration Rights Addendum are for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted transferees and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant and the Registration Rights Addendum.

Section 19.         Headings. The headings in this Warrant and the Registration Rights Addendum are for reference only and shall not affect the interpretation of this Warrant or the Registration Rights Addendum.

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Section 20.         Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant and the Registration Rights Addendum may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof or thereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant or the Registration Rights Addendum shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 21.         Severability. If any term or provision of this Warrant or the Registration Rights Addendum is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or the Registration Rights Addendum or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 22.         Governing Law. This Warrant and the Registration Rights Addendum shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

Section 23.         Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant, the Registration Rights Addendum or the transactions contemplated hereby or thereby shall be instituted in the state or federal courts sitting in the borough of Manhattan in the City of New York, New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 24.        WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT OR THE REGISTRATION RIGHTS ADDENDUM IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS WARRANT OR THE REGISTRATION RIGHTS ADDENDUM OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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Section 25.         Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

Section 26.         No Strict Construction. This Warrant and the Registration Rights Addendum shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Issue Date.

ALLIQUA BIOMEDICAL, INC.

By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

Accepted and agreed,
PERCEPTIVE CREDIT HOLDINGS, LP By: Perceptive Credit Opportunities GP, LLC

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chaula
Name: Sam Chaula
Title: Portfolio Manager

Exhibit A
to Warrant

FORM OF EXERCISE AGREEMENT

(To be signed only upon exercise of the Warrant)

To: ________________

The undersigned, as holder of a right to purchase shares of Common Stock of ALLIQUA BIOMEDICAL, INC., a Delaware corporation (the “Company”), pursuant to that certain Warrant of the Company, having an original issue date of May 29, 2015 and bearing Warrant Certificate No. [__] (as subsequently amended or otherwise modified since such original issue date, the “Warrant”), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [________ (_____)] shares of Common Stock of the Company and herewith makes payment of [___________ Dollars ($________)] therefor by the [following method]1:

(Check all that apply):

☐ (check if applicable)	The undersigned hereby elects to make payment of the Aggregate Exercise Price of [__________ Dollars ($_______)] for [(______)] shares of Common Stock using the method described in Section 3(b)(i).
☐ (check if applicable)	The undersigned hereby elects to make payment of the Aggregate Exercise Price of [__________ Dollars ($_______)] for [(______)] shares of Common Stock using the method described in Section 3(b)(ii).

Unless otherwise defined herein, capitalized terms have the meanings provided in the Warrant.

DATED: ______________

[NAME OF WARRANT HOLDER]

By:
Name:
Title:

1 Note: No more than one-half (1/2) of the Aggregate Exercise Price may be paid by using the method described in Section 3(b)(ii).

Exhibit B
to Warrant

FORM OF ASSIGNMENT AGREEMENT

THE UNDERSIGNED, [_________], is the holder (in such capacity, the “Holder”) of a warrant having an original issue date of May 29, 2015 (as subsequently amended or otherwise modified since such original issue date, the “Warrant”) by ALLIQUA BIOMEDICAL, INC. (the “Company”) bearing Warrant Certificate No. [__], entitling the Holder to purchase up to [___] shares of the Company’s Common Stock. Unless otherwise defined, capitalized terms used herein have the meanings ascribed thereto in the Warrant.

FOR VALUE RECEIVED, the Holder hereby sells, assigns and transfers to [_____], (the “Assignee”) the right to acquire [all Warrant Shares entitled to be purchased upon exercise of the Warrant] [______ of the Warrant Shares entitled to be purchased upon exercise of the Warrant]. In furtherance of the foregoing assignment, the Holder hereby irrevocably instructs the Company to (i) memorialize such assignment on the Warrant Register as required pursuant to Section 12 of the Warrant, and (ii) pursuant to Section 7 of the Warrant, execute and deliver to the Assignee [and the Holder] [a new Warrant] [new Warrants] reflecting the foregoing assignment ([each] a “Substitute Warrant”).

The Assignee acknowledges and agrees that its Substitute Warrant and the shares of Common Stock to be issued upon exercise or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of its Substitute Warrant or any shares of stock to be issued upon exercise or conversion thereof except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. The Assignee represents and warrants for the benefit of the Company that the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

Accordingly, the following restrictive legend is made applicable to the Assignee’s Substitute Warrant and the securities covered thereby:

The Substitute Warrant being issued in connection with the assignment contemplated hereby, along with the securities to be issued upon the exercise thereof, have not been registered under the Securities Act, and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated in the absence of such registration or any exemption therefrom under such Securities Act, any applicable state securities laws and the rules and regulations thereunder.

[SIGNATURE PAGE FOLLOWS]

[NAME OF HOLDER]

By:
Name:
Title:
Address:

[NAME OF ASSIGNEE]

By:
Name:
Title:
Address:

2

Addendum I
to Warrant

REGISTRATION RIGHTS ADDENDUM

Reference is made to the Warrant, having an original issue date of May 29, 2015, (as subsequently amended or otherwise modified since such original issue date, the “Warrant”) by and between Alliqua Biomedical, Inc. (the “Company”) and Perceptive Credit Holdings, LP.

Unless otherwise defined, capitalized terms used herein have the meanings ascribed thereto pursuant to Section 1 of the Warrant.

The terms and provisions of this Addendum I (this “Addendum”) form a part of the Warrant as if set forth in full therein, and the parties thereto are bound by, and entitled to the benefits and subject to the obligations of, the terms and provisions hereof as if set forth in full in the Warrant.

2.           Defined Terms. As used in this Addendum, the following terms shall have the following meanings:

“Addendum” has the meaning set forth in the preamble.

“Demand Registration” has the meaning set forth in Section 2(a).

“Holder” means the Initial Holder (as defined in the Warrant) and all permitted transferees, successors and assigns of the Initial Holder and their respective permitted transferees, successors and assigns, in any case, subject to Section 6 of the Warrant, it being understood that for purposes of this Addendum a Person shall be deemed to be a Holder whenever such Person holds a Warrant, has the right to acquire or obtain from the Company any Registrable Securities upon exercise of such Warrant, has acquired Registrable Securities upon exercise of a Warrant, or has acquired Registrable Securities after the exercise of a Warrant as a result of any subsequent stock split, stock combination, dividend, distribution, recapitalization or similar event.

“Inspectors” has the meaning set forth in Section 5(h).

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Records” has the meaning set forth in Section 5(h).

“Registrable Securities” means (i) any shares of Common Stock issuable upon exercise or exchange of a Warrant, and (ii) any shares of Common Stock issued or issuable with respect to any shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Addendum, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

3.           Demand Registration. The Company agrees as follows:

(a)          The Company shall at all times use its reasonable best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. The Holders shall have the right to request 3 registrations of their Registrable Securities on Form S-3 or any similar short-form registration (each a “Demand Registration”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Upon receipt of any such request, the Company shall promptly (but in no event later than ten (10) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form S-3 (or any successor form) to be filed within thirty (30) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter.

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(b)          The Company shall not be obligated to effect any Demand Registration within one hundred twenty (120) days after the effective date of a previous Demand Registration pursuant to which Holders of Registrable Securities were permitted to register, and actually sold, at least 50% of the shares of Registrable Securities requested to be included therein. The Company may postpone for up to ninety (90) days the filing or effectiveness of a Registration Statement for a Demand Registration if the Company’s Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization, public or private offering of the Company’s securities or other transaction similar to any of the foregoing involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Company may delay a Demand Registration hereunder only once in any period of twelve consecutive months. If any registration is withdrawn or delayed pursuant to this clause (b) the Company shall pay all expenses associated with such registration.

(c)          If the Holders initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), and the Company shall include such information in its notice to the other Holders of Registrable Securities. The Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, that such selection shall be subject to the consent of Holders of a majority of the Registrable Securities, which consent shall not be unreasonably withheld or delayed.

(d)          If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the number of shares of Common Stock that the Holders propose to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities held by Holders proposed to be sold can be included in such offering, then such Registrable Securities that can be included in such offering shall be allocated pro rata among the respective Holders thereof on the basis of the number of Registrable Securities owned by each such Holder.

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4.           Piggyback Registration.

(a)          Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) Business Days prior to the filing of such Registration Statement) to the Holders of the Company’s intention to effect such a registration and, subject to Section 4(b) and Section 4(c), shall include in such registration all Registrable Securities that the Holders have requested to be included within such registration; provided to have its Registrable Securities included in such registration a Holder must provide such request in writing to the Company within three (3) Business Days after the Company’s notice has been given to each such Holder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 3 of this Addendum.

(b)          If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities (if any Holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock, if any, requested to be included therein by Holders allocated pro rata among all such Holders on the basis of the number of Registrable Securities owned by each such Holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by other holders of Common Stock (other than Holders), allocated among such holders in such manner as they may agree.

(c)          If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than a Holder, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities held by Holders held by Holders and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the Holders, allocated pro rata among all such stockholders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such stockholders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

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(d)          If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e)          Notwithstanding anything contained herein to the contrary, with respect to any Piggyback Registration that (i) occurs and is effective on or before December 31, 2017 and (ii) relates solely to the offering of shares of Common Stock or other Capital Securities, the Holder shall not request that any of its Registrable Securities be included in such registration.

5.           Registration Procedures. If and whenever Holders request that any Registrable Securities be registered pursuant to the provisions of this Addendum, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

(a)          Subject to Section 2(a), prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective.

(b)          Prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than ninety (90) days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement.

(c)          At least five (5) Business Days before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by Holders of a majority of the Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel.

(d)          Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed.

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(e)          Furnish to each selling Holder such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(f)          Use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition of such Registrable Securities in such jurisdictions; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.

(g)          Notify each selling Holder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

(h)          Make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, that such Inspectors enter into a written, reasonable and customary confidentiality agreement with the Company.

(i)          Provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration.

(j)          Use its reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by the Holders of a majority of such Registrable Securities.

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(k)          In connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Holders or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in a “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities); provided, however, that the officers of the Company shall not be required to be available for more than ten (10) Business Days during any twelve (12) month period for any “road show,” marketing activities or one-on-one meetings.

(l)          Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

(m)          Furnish to each selling Holder and each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings.

(n)          Without limiting Section 4 above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof.

(o)          Notify the Holders promptly of any request by the SEC to amend or supplement such Registration Statement or Prospectus or for additional information.

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(p)          Notify the Holders, which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made, as promptly as reasonably possible (i) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose, (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iii) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company. If the Company notifies the Holders in accordance with this paragraph to suspend the use of any Registration Statement or Prospectus until the requisite changes to such Registration Statement or Prospectus have been made, then the Holders shall suspend use of such Registration Statement or Prospectus. The Company will use its commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or Prospectus, and, if any such order suspending the effectiveness of a Registration Statement or Prospectus is issued, shall promptly use its commercially reasonable best efforts to cause all stop orders to be withdrawn, to update or correct any financial statements or other information contained in the Registration Statement or Prospectus, as the case may be, and to otherwise ensure that the use of the Registration Statement or Prospectus may be resumed as promptly as is practicable.

(q)          Permit any Holder that, in such Holder’s sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel, should be included.

(r)          Otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6.           Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Addendum and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, omissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, reasonable fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of one counsel for the Holders participating in such registration as a group (selected by Holders of a majority of the Registrable Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration), shall be paid by the Company. All Selling Expenses relating to Registrable Securities held by Holders and registered pursuant to this Addendum shall be borne and paid by the Holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such Holder.

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7.           Indemnification.

(a)          The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, such Holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such Holder and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the Registration Statement, Prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities.

(b)          In connection with any registration in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, such Holder shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the Holders and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided, that the obligation to indemnify shall be several, not joint and several, for each Holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

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(c)          Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 6, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the Holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. In no event will any indemnified party settle or compromise any claim for which it may seek indemnification hereunder without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

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(d)          If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Holder to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

8.           Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that, in connection with any underwritten registration, no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of its shares of Common Stock to be sold in the offering and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

9.           Rule 144 Compliance. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Registration Date;

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(b)          use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)          furnish to any Holder so long as the Holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

10.          Preservation of Rights. The Company shall not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Addendum.

11.          Termination. The terms and provisions of this Addendum shall be of no further force or effect upon the earlier to occur of (i) when there shall no longer be any Registrable Securities outstanding and (ii) the date that is 3 years after the expiration of the Exercise Period (as defined in the Warrant); provided, that the provisions of Section 5 and Section 6 shall survive any such termination.

12.          Existing Shelf. Notwithstanding anything contained herein to the contrary, in no event shall any Holder be entitled to have any Registrable Securities included in any prospectus supplement or post-effective amendment to the Company’s existing registration statement on Form S-3 (SEC File No. 333-197844).

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